EXHIBIT 99.1

Updated on May 11, 2017 to correct certain pro forma disclosures related to interest expense for both 2017 and 2016 and to update disclosures in the statement of cash flow. The correction had no impact on reported earnings.

News Release
CBOE HOLDINGS REPORTS FIRST-QUARTER 2017 RESULTS;
REPORTED RESULTS INCLUDE BATS EFFECTIVE MARCH 1
First-Quarter 2017 Highlights

•	GAAP Revenue Less Cost of Revenue of $193.4 Million, up 35 Percent, Reflects the Bats Acquisition

•	Organic Net Revenue of $154.2 Million, up 8 Percent, Driven by Increased Trading in VIX Futures and SPX Options[1,2]

•	GAAP Diluted EPS of $0.16; Non-GAAP Adjusted Diluted EPS of $0.78[1]

•	Bats Integration on Track; Synergy Realization Ahead of Plan

•	Reduced Debt Incurred in Connection With the Bats Acquisition by $150 Million During the Quarter

•	Quarterly Highs Set in SPX Options Trading and Bats Options Exchanges and Hotspot Market Share
CHICAGO, IL - May 9, 2017 - CBOE Holdings, Inc. (BATS: CBOE | NASDAQ: CBOE) today reported financial results for the first quarter of 2017, and provided updated 2017 guidance to reflect its acquisition of Bats Global Markets, Inc. (Bats).
CBOE Holdings completed its acquisition of Bats on February 28, 2017. Consolidated results for the first quarter of 2017 include Bats for the period March 1 through March 31, 2017. As a result of the acquisition and related organizational changes, the company now reports five business segments: Options, Futures, U.S. Equities, European Equities and Global FX. Prior to the acquisition of Bats, the company reported its results in one reporting segment. Results for fiscal periods prior to first quarter 2017 are presented to conform to the new segments.
"We were pleased to complete our acquisition of Bats this quarter and hit the ground running with a comprehensive integration plan to realize the opportunities we see to enhance our financial strength, accelerate our strategic growth initiatives and provide new areas of growth to deliver greater value to CBOE shareholders,” said Edward T. Tilly, CBOE Holdings' Chairman and Chief Executive Officer.

Mr. Tilly continued, “While the Bats integration is a top priority, we also remain laser focused on growing our proprietary products. Despite record low realized volatility in the first quarter, trading on VIX futures rose 18 percent while trading in our index options increased 7 percent compared with first-quarter 2016, led by record trading in SPX options and significantly outpacing the options industry, which posted a 4 percent decline in average daily volume.”
"Our strong cash flow generation allowed us to reduce our debt position of $1.65 billion to $1.50 billion at quarter end," said Alan Dean, CBOE Holdings' Chief Financial Officer. "In addition, we are very pleased with our progress on synergy realization, reinforcing our confidence in meeting or exceeding our stated goals of $50 million in annualized synergies in year three and $65 million in year five post the close."
(1)A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See "Non-GAAP Information" in the accompanying financial tables.
(2) Organic net revenue excludes the net revenue contribution resulting from the acquisition of Bats to arrive at net revenue for legacy CBOE. See "Non-GAAP Information" in the accompanying financial tables.

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Consolidated First Quarter GAAP Actual and Non-GAAP Adjusted Results -Table 1
Table 1 below presents summary selected unaudited condensed consolidated financial information for the company as reported on a GAAP basis and non-GAAP adjusted basis for the three months ended March 31, 2017 and 2016.

Table 1
First Quarter GAAP Actual and Non-GAAP Adjusted Results ($ in millions except per share)	1Q17 GAAP	1Q16 GAAP	Change	1Q17 Adjusted[1]	1Q16 Adjusted[1]	Change
Total Revenues Less Cost of Revenues	$193.4	$143.1	35%	$193.4	$143.1	35%
Total Operating Expenses	$167.3	$63.6	163%	$78.4	$62.5	25%
Operating Income	$26.1	$79.5	(67)%	$115.0	$80.6	43%
Operating Margin %	13.5%	55.6%	NM	59.5%	56.3%	320 bps
Net Income Allocated to Common Stockholders	$15.1	$49.2	(69)%	$72.2	$49.9	45%
Diluted EPS	$0.16	$0.60	(73)%	$0.78	$0.61	28%
EBITDA	$51.2	$91.7	(44)%	$125.7	$92.6	36%
EBITDA Margin %	26.5%	64.1%	NM	65.0%	64.7%	30 bps

•
GAAP total revenues less cost of revenues (referred to as "net revenue"), was $193.4 million, up 35 percent from $143.1 million in the prior year period, driven primarily by a $39.2 million net revenue contribution from Bats for the month of March and increases in transaction fees and other revenue for legacy CBOE[2].

•
Excluding Bats' net revenue contribution, the company's organic net revenue[2] was $154.2 million, up $11.1 million or 8 percent, compared to first-quarter 2016. The increase is primarily attributable to stronger trading volume and revenue contributed from VIX® futures and proprietary index options.

•
GAAP operating expenses were $167.3 million versus $63.6 million in the prior year quarter. The increase primarily resulted from $65.2 million in acquisition-related expenses, $9.1 million of accelerated stock-based compensation and $14.4 million in amortization of acquired intangible assets, which are detailed in our non-GAAP reconciliation provided below, and incremental operating expenses of $14.2 million related to Bats for the month of March.

•
Non-GAAP[1] adjusted operating expenses for the first quarter were $78.4 million compared to $62.5 million for the first quarter of 2016. The increase primarily reflects March expenses for Bats of $14.2 million included for 2017.

•
The GAAP effective tax rate for the first quarter was 16.9 percent compared with 38.9 percent in the first quarter of 2016. The decrease mainly resulted from discrete events during the quarter, primarily the re-measurement of tax reserves.

(1) A full reconciliation of our non-GAAP and pro forma results to our GAAP results is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.
(2) Organic net revenue excludes the net revenue contribution resulting from the acquisition of Bats to arrive at net revenue for legacy CBOE. See "Non-GAAP Information" in the accompanying financial tables.
NM= Not Meaningful

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Consolidated First Quarter Non-GAAP Pro Forma Actual and Adjusted Pro Forma Results - Table 2
Table 2 below presents summary selected unaudited pro forma condensed consolidated statement of operations data for the three months ended March 31, 2017 and 2016 reflect the merger and related financing transactions as if they had occurred on January 1, 2016.

Table 2
First Quarter Non-GAAP Pro Forma Actual Results and Adjusted ($ in millions except per share)	1Q17 Pro Forma[1]	1Q16 Pro Forma[1]	Change	1Q17 Adjusted Pro Forma[1]	1Q16 Adjusted Pro Forma[1]	Change
Total Revenues Less Cost of Revenues	$265.3	$255.2	4%	$265.3	$255.2	4%
Total Operating Expenses	$158.4	$148.2	7%	$106.3	$102.6	4%
Operating Income	$106.9	$107.0	—%	$159.0	$152.6	4%
Operating Margin %	40.3%	41.9%	(160) bps	59.9%	59.8%	10 bps
Net Income Allocated to Common Stockholders	$73.0	$58.1	26%	$105.8	$85.5	24%
Diluted EPS	$0.65	$0.52	25%	$0.94	$0.76	24%
EBITDA	$162.3	$164.2	(1)%	$172.0	$167.4	3%
EBITDA Margin %	61.2%	64.3%	(310) bps	64.8%	65.6%	(80) bps

•
Pro forma[1] net revenue was $265.3 million, up $10.1 million or 4 percent from $255.2 million in the prior year period. The increase primarily reflects higher revenue from transaction fees, exchange services and other fees, market data fees and other revenue. Net transaction fees increased $3.6 million year-over-year primarily due to higher transaction fees in futures and options, offset somewhat by lower fees from U.S. equities and European equities. Transaction fees were down in U.S. equities due to less favorable market conditions versus last year's record-setting quarter. For European equities, the revenue decline resulted from the stronger dollar relative to the pound sterling. Despite difficult year-over-year comparisons, growth in non-transaction revenue in U.S. and European equities offset the decline in transaction fees.

•
On a pro forma basis, the mix of non-transaction net revenue as a percentage of total net revenue increased 160 basis points to 42.9 percent in the first quarter of 2017 from 41.3 percent in the first quarter of 2016.

•
Pro forma operating expenses were $158.4 million, up $10.2 million compared with the first quarter of 2017, primarily due to the acceleration of certain stock-based compensation expense resulting from a change in the vesting schedule for equity award grants.

•	Pro forma adjusted operating expenses were $106.3 million, up $3.7 million or 4 percent versus first-quarter 2016, primarily resulting from higher expenses for incentive-based compensation.

•	The pro forma adjusted operating margin increased 10 basis points to 59.9 percent from 59.8 percent in the first quarter of 2016.

•	Pro forma adjusted diluted EPS of $0.94 was up 24 percent compared to $0.76 for 2016's first quarter.

(1) A full reconciliation of our non-GAAP and pro forma results to our GAAP results is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

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Business Segment Information:

Table 3
Total Revenues Less Cost of Revenues by Business Segment (in millions)	1Q17 GAAP	1Q16 GAAP	Change	1Q17 Pro Forma	1Q16 Pro Forma	Change
Options	$129.0	$122.1	6%	$135.1	$132.2	2%
U.S. Equities	25.5	—	—	72.7	73.0	—%
Futures	28.8	21.0	37%	28.8	21.0	37%
European Equities	6.1	—	—	17.9	18.6	(4)%
Global FX	4.0	—	—	10.8	10.4	4%
Total	$193.4	$143.1	35%	$265.3	$255.2	4%
Discussion of Results by Business Segment Based on Pro Forma Financials:
Options:

•	Options pro forma net revenue of $135.1 million was up $2.9 million or 2 percent, driven by increases in transaction fees, exchange services and other fees, market data fees and other revenue.

•
Net transaction fees increased $1.5 million year-over-year, with higher revenue from index options offset somewhat by a decline in net transaction fees for multiply-listed options. Total options average daily volume (ADV) increased 9 percent for the first quarter, offset somewhat by a 9 percent decline in the average revenue per contract (RPC), primarily resulting from additional volume-related incentives achieved by trading participants.

•
Net transaction fees generated by CBOE's proprietary index options increased $5.0 million or 6 percent. The increase resulted from a 7 percent increase in ADV, primarily driven by record quarterly ADV in SPX options, offset slightly by a 2 percent decrease in RPC to $0.708 from $0.720 in last year's first quarter, due to a shift in product mix and an increase in volume-related incentives.

•
Options market data revenue increased $2.3 million or 23%, due to an increase in the company's share of options transactions. The company's total options market share was 41.4 percent for the first quarter of 2017, including BZX, CBOE, C2 and EDGX, up from 36.8 percent in the first quarter of 2016. Bats exchanges, BZX and EDGX, achieved record market share of 11.5 percent for the quarter, up from 10.2 percent in last year's first quarter.

U.S. Equities:

•
Net revenue for U.S. equities was essentially flat with higher non-transactional revenue offsetting lower net transaction revenue. Faced with weaker market conditions and difficult comparisons against last year's record market share and ADV, the decrease in transaction fees resulted from a 20 percent decline in market volumes and a 2.1 percentage point decline in market share, offset somewhat by a 21 percent increase in net revenue capture.

•	With market share of 19.2 percent, Bats maintained its position as the second-largest U.S. equities market operator during the first quarter of 2017.

•
Bats is the second largest U.S. market operator for ETF trading, executing 21.7 percent of all volume during the first quarter of 2017. In addition, Bats BZX won 33 percent of all new ETF listings during the first quarter of 2017.

Futures:

•
Net revenue for futures of $28.8 million increased $7.8 million or 37 percent due to higher transaction fees resulting from an 18 percent increase in ADV for VIX futures and a 10 percent increase in RPC. The RPC rose to $1.814 in the first quarter of 2017 compared with $1.643 in 2016's first quarter due to pricing changes implemented in January.

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•	The first quarter of 2017 was the third busiest quarter ever for trading on VIX futures, with ADV of 255 thousand contracts versus 216 thousand in the first quarter of 2016.
European Equities:

•
Net revenue for European Equities declined 4% due to the stronger dollar relative to the pound sterling. In local currency, net revenue grew 11 percent to £14.4 million in the first-quarter 2017 from £13.0 million in the first-quarter 2016, primarily due to growth in non-transaction revenue. Net transaction revenue also increased, although to a lesser degree, despite a 15 percent decline in overall market average daily notional value (ADNV) and difficult market conditions, which was offset by an 18 percent increase in net capture.

•	For the first quarter of 2017, Bats retained its position as the largest European stock exchange with 21.5 percent market share.
Global FX:

•	Net revenue for Global FX of $10.8 million rose 4 percent from $10.4 million due to higher non-transaction fees implemented in 2016.

•	First quarter market share for Hotspot reached a new high of 12.9 percent.

•	During the first quarter of 2017 nearly $29 billion of ADNV traded on the Hotspot FX platform.
2017 Fiscal Year Financial Guidance
CBOE Holdings currently expects the following for the year ending December 31, 2017. This guidance takes into account the company's acquisition of Bats.

•
Adjusted operating expenses are expected to be in the range of $415 million to $423 million. This compares with pro forma adjusted operating expenses[1] of $417 million in 2016, representing a change of down 1 percent to up 1 percent, including projected acquisition-related synergies.[2]

◦
Guidance for 2017 adjusted operating expenses exclude acquisition-related expenses of $65.2 million, which represents expenses recognized through March 31, 2017, accelerated stock-based compensation of $9.1 million and amortization of acquired intangible assets of $169 million. The company plans to include these adjustments in its non-GAAP reconciliation.

•
Depreciation and amortization expense, which is included in operating expenses above, is expected to be in the range of $52 million to $54 million, excluding the amortization of acquired intangibles of $169 million.

•
The effective tax rate is expected to be in the range of 35 percent to 37 percent. Significant changes in trading volume, expenses, federal, state and local tax laws or rates and other items could materially impact this expectation.

•
Capital expenditures are projected to be in the range of $55 million to $60 million, reflecting the company's ongoing investments in systems hardware and software, including CBOE's systems migration to Bats technology.

(1)A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See "Non-GAAP Information" in the accompanying financial tables.
(2)Specific quantifications of the amounts that would be required to reconcile the company's adjusted operating expenses guidance are not available. The company believes that there is uncertainty and unpredictability with respect to certain of its GAAP measures, primarily related to acquisition-related expenses, that would be required to reconcile to GAAP operating expenses, which preclude the company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations.  The company believes that providing estimates of the amounts that would be required to reconcile the range of the company's adjusted operating expenses would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Capital Management
The company paid cash dividends of $28 million, or $0.25 per share, for the first quarter of 2017.

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At March 31, 2017, the company had cash of $153.3 million, which includes $41.0 million of cash collected for Section 31 fees, and long-term debt of $1.5 billion, which reflects a debt payment of $150 million made during the quarter towards the company's $1 billion term loan.
Earnings Conference Call
Executives of CBOE Holdings will host a conference call to review its first-quarter financial results today, May 9, 2017, at 8:30 a.m. ET/7:30 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the Investor Relations section of the company's website at www.cboe.com under Events & Presentations. Participants may also listen via telephone by dialing (877) 255-4313 from the United States, (866) 450-4696 from Canada or (412) 317-5466 for international callers. Telephone participants should place calls 10 minutes prior to the start of the call. The webcast will be archived on the company's website for replay. A telephone replay of the earnings call also will be available from approximately 11:00 a.m. CT, May 9, 2017, through 11:00 p.m. CT, May 16, 2017, by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 for international callers, using replay code 10103636.
About CBOE Holdings
CBOE Holdings, Inc. (BATS: CBOE | NASDAQ: CBOE), owner of the Chicago Board Options Exchange, the Bats exchanges, CBOE Futures Exchange (CFE) and other subsidiaries, is one of the world’s largest exchange holding companies and a leader in providing global investors cutting-edge trading and investment solutions.

The company offers trading across a diverse range of products in multiple asset classes and geographies, including options, futures, U.S. and European equities, exchange-traded funds (ETFs), and multi-asset volatility and global foreign exchange (FX) products. CBOE Holdings’ 14 trading venues include the largest options exchange in the U.S. and the largest stock exchange in Europe, and the company is the second-largest stock exchange operator in the U.S. and a leading market globally for ETF trading.

CBOE Holdings is home to the CBOE Volatility Index (VIX Index), the world’s barometer for equity market volatility; the CBOE Options Institute, the company’s world-renowned education arm; CBOE Livevol, a leading provider of options technology, trading analytics and market data services; CBOE Vest, an asset management company specializing in target-outcome investment strategies; CBOE Risk Management Conferences (RMC), the premier financial industry forums on derivatives and volatility products; ETF.com, a leading provider of ETF news, data and analysis; and Hotspot, a leading platform for global FX trading.

The company is headquartered in Chicago with offices in Kansas City, New York, London, San Francisco, Singapore and Ecuador. For more information, visit www.cboe.com.
Cautionary Statements Regarding Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. You can identify these statements by forward-looking words such as may, might, should, expect, plan, anticipate, believe, estimate, predict, potential or continue, and the negative of these terms and other comparable terminology. All statements that reflect our expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Some factors that could cause actual results to differ include: the loss of our right to exclusively list and trade certain index options and futures products; economic, political and market conditions; compliance with legal and regulatory obligations; increasing price competition in our industry; decreases in trading volumes or a shift in the mix of products traded on our exchanges; legislative or regulatory changes; increasing competition by foreign and domestic entities; our dependence on third party service providers; our index providers’ ability to maintain the quality and integrity of their indexes and to perform under our agreements; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to accommodate trading volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems; our ability to protect our systems and communication networks from security risks, including cyber-attacks; the accuracy of our estimates and expectations; our ability to maintain access fee revenues; our ability to meet our compliance obligations, including managing potential conflicts between our regulatory responsibilities and our for-profit status; the ability of our compliance and risk management methods to effectively monitor and manage our risks;

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our ability to attract and retain skilled management and other personnel; our ability to manage our growth and strategic acquisitions or alliances effectively; restrictions imposed by our debt obligations; unanticipated difficulties or expenditures relating to the recently-completed acquisition of Bats Global Markets, Inc., including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the acquisition within the expected time period (if at all), whether in connection with integration, combining trading platforms, broadening distribution of product offerings or otherwise; our ability to maintain an investment grade credit rating; disruptions of our current plans, operations and relationships with market participants caused by the Bats acquisition; and potential difficulties in our ability to retain employees as a result of the Bats acquisition. More detailed information about factors that may affect our actual results to differ may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2016 and other filings made from time to time with the SEC.

We do not undertake, and expressly disclaim, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

CBOE Media Contacts:			Analyst Contact:
Suzanne Cosgrove	Hannah Randall	Stacie Fleming	Debbie Koopman
(312) 786-7123	(646) 856-8809	44-20-7012-8950	(312) 786-7136
cosgrove@cboe.com	hrandall@cboe.com	sfleming@cboe.com	koopman@cboe.com
CBOE-F

Trademarks:

CBOE®, Chicago Board Options Exchange®, CFE®, Bats®, BZX®, BYX®, EDGX®, EDGA®, Livevol®, CBOE Volatility Index® and VIX® are registered trademarks and CBOE Futures ExchangeSM, CBOE Options Institute, CBOE VestSM, C2SM and C2 Options ExchangeSM are service marks of CBOE Holdings Inc. and its subsidiaries. All other trademarks and service marks are the property of their respective owners.

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CBOE Holdings, Inc.
Combined Key Performance Statistics by Business Segment1

	1Q 2017	4Q 2016	3Q 2016	2Q 2016	1Q 2016
Options (ADV in thousands)
Total industry ADV	16,558	16,195	15,448	15,790	17,109
CBOE	4,404	4,144	4,035	3,992	4,239
C2	541	475	350	300	319
Bats BZX	1,731	1,660	1,558	1,682	1,641
Bats EDGX	176	198	139	136	105
Total Options ADV	6,852	6,477	6,082	6,110	6,304
Multiply-listed options	4,914	4,735	4,443	4,419	4,492
Index options	1,938	1,741	1,638	1,691	1,811
Total Options Market Share	41.4%	40.0%	39.4%	38.7%	36.8%
Total Options RPC:	$0.242	$0.235	$0.236	$0.245	$0.265
Multiply-listed options	$0.059	$0.060	$0.062	$0.071	$0.081
Index options	$0.708	$0.712	$0.707	$0.701	$0.720

U.S. Equities
Market ADV (shares in billions)	6.8	7.1	6.6	7.3	8.6
Market share %	19.2%	20.0%	20.8%	20.4%	21.3%
Net capture (per 100 touched shares)	$0.023	$0.021	$0.022	$0.022	$0.019

U.S. Futures
ADV (in thousands)	255	236	244	258	216
RPC	$1.814	$1.683	$1.709	$1.682	$1.643

European Equities
Market ADNV (Euros - in billions)	€45.5	€44.6	€39.8	€46.6	€53.7
Market share %	21.5%	21.9%	23.0%	22.9%	23.5%
Net capture (bps)	0.169	0.160	0.156	0.152	0.143

Global FX
Market share %	12.9%	11.6%	12.4%	11.4%	11.8%
ADNV ($ in billions)	$28.8	$26.7	$25.7	$25.9	$29.4
Net revenue (per one million shares traded)	$2.57	$2.65	$2.70	$2.61	$2.73
1For informational purposes, the operating statistics for these periods are presented on a pro forma basis to reflect information pertaining to Bats Global Markets, Inc. which was acquired by CBOE Holdings, Inc. on February 28, 2017.
ADV = average daily volume; ADNV = average daily notional value
RPC, average revenue per contract, for options and futures represents total net transaction fees recognized for the period divided by total contracts traded during the period.
U.S. Equities, "net capture per 100 touched shares" refers to annual transaction fees less liquidity payments and routing and clearing costs divided by the product of one-hundredth ADV of touched shares on BZX, BYX, EDGX and EDGA and the number of trading days.
European Equities, "net capture per matched notional value" refers to transaction fees less liquidity payments in British pounds divided by the product of ADNV in British pounds of shares matched on Bats Europe and the number of trading days.
Global FX, "net capture per one million dollars traded" refers to transaction fees less liquidity payments, if any, divided by the product of one-thousandth of ADNV traded on the Bats Hotspot FX market and the number of trading days, divided by two, which represents the buyer and seller that are both charged on the transaction. Market Share represents Hotspot volume divided by the total volume of publicly reporting spot FX venues (Hotspot, NEX, Reuters/FXall, and FastMatch).
Average transaction fees per contract can be affected by various factors, including exchange fee rates, volume-based discounts and transaction mix by contract type and product type.

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
Three Months Ended March 31, 2017 and 2016

	Three Months Ended March 31,
(in millions, except per share amounts)	2017	2016

Revenue:
Transaction fees	$256.4	$126.2
Access fees	17.8	13.2
Exchange services and other fees	15.4	11.4
Market data fees	22.5	8.0
Regulatory fees	38.3	9.1
Other revenue	5.8	2.6
Total Revenues	356.2	170.5

Cost of Revenue
Liquidity payments	105.3	6.6
Routing and clearing	6.3	1.7
Section 31 fees	30	—
Royalty fees	21.2	19.1
Total Cost of Revenue	162.8	27.4

Revenues Less Cost of Revenues	193.4	143.1

Operating Expenses:
Compensation and benefits	47.8	27.1
Depreciation and amortization	25.1	11.9
Technology support services	7.5	5.7
Professional fees and outside services	14.4	13.6
Travel and promotional expenses	3.3	2.5
Facilities costs	2.1	1.5
Acquisition-related costs	65.2	—
Change in contingent consideration	0.2	—
Other expenses	1.7	1.3
Total Operating Expenses	167.3	63.6

Operating Income	26.1	79.5

Other Income/(Expense):
Interest (expense) income, net	(7.9)	0.7
Other income	0.1	0.3
Total Other Income	(7.8)	1.0

Income Before Income Taxes	18.3	80.5
Income tax provision	3.1	31.3
Net Income	15.2	49.2
Net loss attributable to noncontrolling interests	0.3	0.2
Net Income Excluding Noncontrolling Interests	15.5	49.4
Change in redemption value of noncontrolling interests	(0.3)	—
Net income allocated to participating securities	(0.1)	(0.2)
Net Income Allocated to Common Stockholders	$15.1	$49.2

Net Income Per Share Allocated to Common Stockholders:
Basic earnings per share	$0.16	$0.60

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Diluted earnings per share	0.16	0.60
Weighted average shares used in computing income per share:
Basic	91.9	81.8
Diluted	92.0	81.8

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
March 31, 2017 and December 31, 2016

(in millions, except share amounts)	March 31, 2017	December 31, 2016
Assets
Current Assets:
Cash and cash equivalents	$153.3	$97.3
Financial investments	41.3	—
Accounts receivable - net of allowances	233.3	76.7
Income taxes receivable	12.0	53.7
Other current assets	15.8	7.4
Total Current Assets	455.7	235.1

Investments	82.0	72.9
Land	4.9	4.9
Property and Equipment—Net	74.6	55.9
Goodwill	2,675.6	26.5
Intangible Assets—Net	1,996.0	8.7
Other Assets—Net	56.3	72.7
Total	$5,345.1	$476.7

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$149.7	$82.4
Section 31 fees payable	76.3	4.4
Deferred revenue and other liabilities	18.0	3.1
Income taxes payable	10.3	—
Current portion of contingent consideration liability	6.6	—
Total Current Liabilities	260.9	89.9

Long-term debt, less current portion	1,486.7	—
Contingent consideration liability	49.1	—
Income tax liability	63.5	52.1
Deferred income taxes	720.6	—
Other non-current liabilities	6.3	4.2
Total Liabilities	2,587.1	146.2

Redeemable Noncontrolling Interests	12.6	12.6

Stockholders’ Equity:
Preferred stock, $.01 par value: 20,000,000 shares authorized, no shares issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Common stock, $.01 par value: 325,000,000 shares authorized, 123,805,644 and 112,042,728 shares issued and outstanding, respectively at March 31, 2017 and 92,950,065 and 81,285,307 shares issued and outstanding, respectively at December 31, 2016	1.2	0.9
Additional paid-in-capital	2,584.5	139.2
Retained earnings	697.7	710.8
Treasury stock at cost – 11,762,916 shares at March 31, 2017 and 11,664,758 shares at December 31, 2016	(540.1)	(532.2)
Accumulated other comprehensive income (loss), net	2.1	(0.8)
Total Stockholders’ Equity	2,745.4	317.9

Total	$5,345.1	$476.7

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Page 12/19 CBOE Holdings, Inc. Reports First-Quarter 2017 Financial Results

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
Three Months Ended March 31, 2017 and 2016

	Three Months Ended March 31,
(in millions)	2017	2016
Cash Flows from Operating Activities:
Net income	$15.2	$49.2
Adjustments to reconcile net income to net cash flows from operating activities:

Depreciation and amortization	25.1	11.9
Amortization of debt issuance cost	0.9	—
Change in fair value of contingent consideration	0.2	—
Realized gain on available-for-sale securities	0.1	—
Provision for deferred income taxes	2.1	(0.2)
Stock-based compensation expense	20.9	3.4
Impairment of asset	14.8	—
Equity in investments	(0.3)	(0.3)
Deferred financing cost		—
Excess tax benefit from stock-based compensation	1.6	—
Net change in assets and liabilities	(98.3)	33.4
Net Cash Flows (used in) provided by Operating Activities	(17.7)	97.4
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(1,405.4)	(14.3)
Purchases of available-for-sale financial investments	(20.3)	—
Proceeds from maturities of available-for-sale financial investments	45.0	—
Purchases of property and equipment	(7.4)	(8.9)
Investments	—	(4.7)
Other	1.3	—
Net Cash Flows used in Investing Activities	(1,386.8)	(27.9)
Cash Flows from Financing Activities:
Proceeds from long-term debt	1,644.2	—
Principal payments of long term debt	(150.0)	—
Debt issuance costs and additional debt discount	(0.3)	—
Distributions paid	(28.3)	(18.9)
Purchase of unrestricted stock from employees	(7.9)	(4.1)
Excess tax benefit from stock-based compensation	—	1.1
Proceeds from employee stock purchase plan
Purchase of common stock under announced program	—	(42.4)
Net Cash Flows provided by (used in) Financing Activities	1,457.7	(64.3)

Effect of Foreign Currency Exchange Rate Changes on Cash and Cash equivalents	2.8	—

Net Increase in Cash and Cash Equivalents	56.0	5.2

Cash and Cash Equivalents at Beginning of Period	97.3	102.3
Cash and Cash Equivalents at End of Period	$153.3	$107.5

Supplemental Disclosure of Cash Flow Information
Non-cash activities:
Assets acquired related to acquisition	$4,887.7
Liabilities assumed related to acquisition	$(1,057.6)
Issuance of common stock related to acquisition	$(2,424.7)	$—

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Page 13/19 CBOE Holdings, Inc. Reports First-Quarter 2017 Financial Results

Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this press release include adjusted operating expenses, adjusted operating income, organic net revenue, adjusted operating margin, adjusted net income allocated to common stockholders and adjusted diluted earnings per share, EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin.
Management believes that the non-GAAP financial measures presented in this press release, including adjusted net revenue, organic net revenue and adjusted operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.
Organic net revenue: Is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of our acquisition of Bats. Management believes the organic net revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the company's ongoing revenue performance and trends by presenting revenue growth excluding the impact of the Bats acquisition.
Amortization expense of acquired intangible assets: We amortize intangible assets acquired in connection with various acquisitions. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. As such, if intangible asset amortization is included in performance measures, it is more difficult to assess the day-to-day operating performance of the businesses, the relative operating performance of the businesses between periods and the earnings power of CBOE. Therefore, we believe performance measures excluding intangible asset amortization expense provide investors with a more useful and consistent basis for comparison across accounting periods.
Acquisition-related expenses: From time to time, we have pursued small bolt-on acquisitions and in 2017 completed a larger transformative acquisition, which have resulted in expenses which would not have otherwise been incurred. These expenses include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and the amount of such expenses vary significantly based on the size, timing and complexity of the transaction. Accordingly, we exclude these costs for purposes of calculating non-GAAP measures which provide a more meaningful analysis of CBOE’s ongoing operating performance or comparisons in CBOE’s performance between periods.
Other significant items: We have excluded certain other charges that are the result of other non-comparable events to measure operating performance. For 2017, other significant items primarily included interest and other borrowing costs incurred prior to the close of the Bats transaction and accelerated stock-based compensation that was incurred due to a change in the vesting schedule for equity award grants.

Organic Net Revenue Reconciliation

Table 4	Three Months Ended March 31,
(in millions)	2017	2016

Reconciliation of Revenue Less Cost of Revenue to Organic Net Revenue
Revenue less cost of revenue (net revenue)	$193.4	$143.1
Recent acquisitions:
Bats revenue less cost of revenue (for the one month ended March 31, 2017)	(39.2)	—
Organic net revenue	$154.2	$143.1

Reconciliation of GAAP and non-GAAP Information

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Page 14/19 CBOE Holdings, Inc. Reports First-Quarter 2017 Financial Results

The information below shows the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed below and are referred to as adjusted financial measures.

Table 5	Three Months Ended March 31,
(in millions, except per share amounts)	2017	2016

Reconciliation of GAAP Net Income Allocated to Common Stockholders to Non-GAAP (As shown on Table 1)
GAAP net income allocated to common stockholders	$15.1	$49.2
Non-GAAP adjustments
Compensation and benefits (1)	9.1	0.2
Acquisition-related expenses (2)	65.2	0.4
Amortization of acquired intangible assets (3)	14.4	0.2
Assessment of computer-based lease taxes for prior period use	—	0.3
Change in contingent consideration	0.2	—
Change in redemption value of noncontrolling interests	0.3	—
Interest and other borrowing costs (4)	4.3	—
Total Non-GAAP adjustments	93.5	1.1
Income tax expense related to the items above	(36.0)	(0.4)
Net income allocated to participating securities - effect on reconciling items	(0.4)	—
Adjusted net income allocated to common stockholders	$72.2	$49.9

Reconciliation of GAAP Diluted EPS to Non-GAAP
GAAP diluted earnings per common share	$0.16	$0.60
Per share impact of non-GAAP adjustments noted above	0.62	0.01
Adjusted diluted earnings per common share	$0.78	$0.61

Reconciliation of GAAP Operating Margin to Non-GAAP
GAAP revenue less cost of revenue	$193.4	$143.1
Non-GAAP adjustments noted above	—	—
Adjusted revenue less cost of revenue	$193.4	$143.1
GAAP operating expenses	$167.3	$63.6
Non-GAAP adjustments noted above	(88.9)	(1.1)
Adjusted operating expenses	$78.4	$62.5
GAAP operating income	$26.1	$79.5
Non-GAAP adjustments noted above	88.9	1.1
Adjusted operating income	$115.0	$80.6
Adjusted operating margin	59.5%	56.3%

(1)This amount represents accelerated stock-based compensation expenses.
(2)This amount includes professional fees and outside services, severance, write-off of obsolete software and other costs related to the company's acquisition of Bats.
(3)This amount represents the amortization of acquired intangible assets for Bats for the month of March.
(4)This amount represents interest and other borrowing costs incurred prior to the close of the Bats acquisition.

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Page 15/19 CBOE Holdings, Inc. Reports First-Quarter 2017 Financial Results

EBITDA Reconciliations

EBITDA (earnings before interest, income taxes, depreciation and amortization) is a widely used non-GAAP financial measure of operating performance. EBITDA margin represents EBITDA divided by revenues less cost of revenues (net revenue). It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. EBITDA is calculated by adding back to net income interest expense, income tax expense, depreciation and amortization. EBITDA should not be considered as substitutes either for net income, as an indicator of the Company’s operating performance, or for cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. EBITDA margin represents EBITDA divided by net revenue.

Table 6
(in millions)	Three Months Ended March 31,

Reconciliation of Net Income Allocated to Common Stockholders to EBITDA and Adjusted EBITDA (Per Table 1)	2017	2016
Net income allocated to common stockholders	$15.1	$49.2
Interest	7.9	(0.7)
Income tax provision	3.1	31.3
Depreciation and amortization	25.1	11.9
EBITDA	51.2	91.7
EBITDA Margin¹	26.5%	64.1%

Non-GAAP adjustments not included in above line items
Compensation and benefits (accelerated stock-based compensation)	9.1	0.2
Acquisition-related expenses	65.2	0.4
Other	0.2	0.3
Adjusted EBITDA	$125.7	$92.6
Adjusted EBITDA Margin¹	65.0%	64.7%

(in millions)	Three Months Ended March 31,
Reconciliation of Pro Forma Net Income Allocated to Common Stockholders to EBITDA and Adjusted EBITDA (Per Table 2)	2017	2016
Pro forma net income allocated to common stockholders	$73.0	$58.1
Interest	12.0	10.2
Income tax provision	22.0	38.5
Depreciation and amortization	55.3	57.4
Pro Forma EBITDA	162.3	164.2
Pro Forma EBITDA Margin¹	61.2%	64.3%

Non-GAAP adjustments not included in above line items
Compensation and benefits (accelerated stock-based compensation)	9.1	0.2
Other	0.6	3.0
Adjusted Pro Forma EBITDA	$172.0	$167.4
Adjusted Pro Forma EBITDA Margin¹	64.8%	65.6%

¹EBITDA margin represents the respective EBITDA divided by the respective net revenue as shown in the non-GAAP reconciliations provided.

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Page 16/19 CBOE Holdings, Inc. Reports First-Quarter 2017 Financial Results

Pro Forma Reconciliations
The accompanying unaudited pro forma condensed consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of CBOE Holdings. The pro forma consolidated condensed income statements for the three months ended March 31, 2017 and 2016 have been prepared as if the Bats acquisition closed on January 1, 2016.
Due to the transformative nature of the Bats acquisition, the company believes that providing a discussion of its results and operations on a pro forma basis provides management and investors a more meaningful perspective on the company's financial and operational performance and trends.
These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the pro forma consolidated income statements. These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2016 included in our 2016 Form 10-K and other filings made from time to time with the SEC.

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Page 17/19 CBOE Holdings, Inc. Reports First-Quarter 2017 Financial Results

Three months ended March 31, 2017 - Table 7
(in millions, except per share amounts)	CBOE Reported	Bats Historical¹	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined Per Table 2	Non-GAAP Adjustments	Foot-note	Adjusted Pro Forma Combined Per Table 2
Revenues	$356.2	$272.9			$629.1			$629.1
Cost of revenues	$162.8	$201.0			$363.8			$363.8
Net revenue:
Net transaction fees	$144.8	$27.8			$172.6			$172.6
Access fees	17.8	11.9			29.7			29.7
Exchange services and other fees	15.4	5.0			20.4			20.4
Market data fees	22.5	25.7			48.2			48.2
Regulatory fees	8.3	0.5			8.8			8.8
Royalty fees	(21.2)	—			(21.2)			(21.2)
Other	5.8	1.0			6.8			6.8

Revenues less cost of revenues	$193.4	$71.9			$265.3			$265.3

Operating expenses:
Compensation and benefits	$47.8	$16.1			$63.9	$(9.1)	(4)	$54.8
Depreciation and amortization	25.1	6.7	23.5	(1)	55.3	(42.4)	(4)	12.9
Technology support services	7.5	4.0			11.5			11.5
Professional fees and outside services	14.4	27.2	(23.4)	(2)	18.2	(0.4)	(4)	17.8
Travel and promotional expenses	3.3	0.6			3.9			3.9
Facilities costs	2.1	0.6			2.7			2.7
Acquisition related costs	65.2	—	(65.2)	(2)	—			—
Change in contingent consideration	0.2	0.2			0.4	(0.2)	(4)	0.2
Other expenses	1.7	0.8			2.5			2.5
Total operating expenses	$167.3	$56.2	$(65.1)		$158.4	$(52.1)		$106.3
Operating income	$26.1	$15.7	$65.1		$106.9	$52.1		$159.0
Operating margin (5)	13.5%	21.8%			40.3%			59.9%

Non-operating (expense)/income	$(7.8)	$(17.7)	$13.6	(3)	$(11.9)			$(11.9)

Income (loss) before income tax provision	$18.3	$(2.0)	$78.7		$95.0	$52.1		$147.1

Income tax provision	$3.1	$(1.8)	$20.7		$22.0	$19.3		$41.3

Net income allocated to common stockholders	$15.2	$(0.2)	$58.0		$73.0	$32.8		$105.8
Diluted EPS					$0.65	$0.29		$0.94

Total non-transaction revenue	$69.8	$44.1						$113.9
Total non-transaction revenue as a percent of revenue less cost of revenue (6)								42.9%
¹Bats Historical activity for 2017 reflects activity for the period beginning January 1, 2017 through February 28, 2017.
(1) Reflects adjustments to reduce Bats historical amortization of acquired intangibles by $4.5 million and increase amortization of acquired intangibles by $28.0 million for the periods January and February 2017.
(2) Reflects adjustments to reduce acquisition costs by $65.2 million for CBOE Historical and reduce professional fees for Bats historical by $23.4 million which are costs associated with the CBOE merger.
(3) Reflects the adjustments above and a net $13.6 million increase in other income resulting from adjustment of interest expense and loss on extinguishment of Bats historical debt.
(4) Reflects adjustment of amortization of purchased intangibles totaling $42.4 million and acceleration of stock-based compensation and other expenses totaling $9.7 million.
(5) Operating margin represents operating income divided by revenue less cost of revenue.
(6) The percentage of non-transaction revenue represents the sum of access fees, exchange services and other fees, market data fees, regulatory fees and other divided by revenue less cost of revenue.

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Page 18/19 CBOE Holdings, Inc. Reports First-Quarter 2017 Financial Results

Three months ended March 31, 2016 - Table 8
(in millions, except per share amounts)	CBOE Historical	Bats Historical¹	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined Per Table 2	Non-GAAP Adjustments	Foot-note	Adjusted Pro Forma Combined Per Table 2
Revenues	$170.5	$511.1			$681.6			$681.6
Cost of revenues	$27.4	$399.0			$426.4			$426.4
Net revenue:
Net transaction fees	$117.9	$51.1			$169.0			$169.0
Access fees	13.2	16.1			29.3			29.3
Exchange services and other fees	11.4	5.8			17.2			17.2
Market data fees	8.0	37.3			45.3			45.3
Regulatory fees	9.1	0.7			9.8			9.8
Royalty fees	(19.1)	—			(19.1)			(19.1)
Other	2.6	1.1			3.7			3.7

Revenues less cost of revenues	$143.1	$112.1			$255.2			$255.2

Operating expenses:
Compensation and benefits	$27.1	$22.1			$49.2	$(0.2)	(3)	$49.0
Depreciation and amortization	11.9	10.4	35.1	(1)	57.4	(42.4)	(3)	15.0
Technology support services	5.7	5.8			11.5	(0.3)	(3)	11.2
Professional fees and outside services	13.6	6.9			20.5	(2.7)	(3)	17.8
Travel and promotional expenses	2.5	1.3			3.8			3.8
Facilities costs	1.5	1.0			2.5			2.5
Acquisition related costs	—	—			—			—
Change in contingent consideration	—	0.9			0.9			0.9
Other expenses	1.3	1.1			2.4			2.4
Total operating expenses	$63.6	$49.5	$35.1		$148.2	$(45.6)		$102.6
Operating income	$79.5	$62.6	$(35.1)		$107.0	$45.6		$152.6
Operating margin (4)	55.6%	55.8%			41.9%			59.8%

Non-operating (expense)/income	$1.0	$(12.3)	$0.9	(2)	$(10.4)			$(10.4)

Income (loss) before income tax provision	$80.5	$50.3	$(34.2)		$96.6	$45.6		$142.2

Income tax provision	$31.3	$21.0	$(13.8)		$38.5	$18.2		$56.7

Net income allocated to common stockholders	$49.2	$29.3	$(20.4)		$58.1	$27.4		$85.5
Diluted EPS					$0.52	$0.24		$0.76

Total non-transaction revenue	$44.3	$61.0						$105.3
Total non-transaction revenue as a percent of revenues less cost of revenues (5)								41.3%
¹Bats Historical activity for 2016 reflects activity for the period beginning January 1, 2016 through March 31, 2016.
(1) Reflects adjustments to reduce Bats historical amortization of acquired intangibles by $6.9 million and increase amortization of acquired intangibles by $42.0 million.
(2) Reflects the adjustments above and net other income of $0.9 million resulting from interest expense on CBOE debt less Bats historical interest expense.
(3) Reflects adjustment of amortization of purchased intangibles totaling $42.4 million and other items totaling $3.2 million.
(4) Operating margin represents operating income divided by revenue less cost of revenue.
(5) The percentage of non-transaction revenue represents the sum of access fees, exchange services and other fees, market data fees, regulatory fees and other divided by revenue less cost of revenue.

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Page 19/19 CBOE Holdings, Inc. Reports First-Quarter 2017 Financial Results

Adjusted Pro Forma Combined Operating Expenses for the Year Ended December 31, 2016 - Table 9
(in millions)	CBOE Historical	Bats Historical¹	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined	Non-GAAP Adjustments	Foot-note	Adjusted Pro Forma Combined for Year-Ended December 31, 2016

Operating expenses:
Compensation and benefits	$113.1	$92.0			$205.1	$(1.4)	(3)	$203.7
Depreciation and amortization	44.3	41.7	140.0	(1)	226.0	(169.6)	(3)	56.4
Technology support services	22.5	23.1			45.6	(0.3)	(3)	45.3
Professional fees and outside services	53.4	30.5	(5.4)	(2)	78.5	(2.7)	(3)	75.8
Travel and promotional expenses	11.0	5.3			16.3	(0.7)	(3)	15.6
Facilities costs	5.7	4.1			9.8			9.8
Acquisition related costs	12.9	—	(12.9)	(2)	—	—		—
Change in contingent consideration	—	3.0			3.0	(3.0)	(3)	—
Other expenses	4.3	6.2			10.5	(0.5)	(3)	10.0
Total operating expenses	$267.2	$205.9	$121.7		$594.8	$(178.2)		$416.6

¹Bats Historical activity for 2016 reflects activity for the period beginning January 1, 2016 through December 31, 2016.
(1) Reflects adjustments to reduce Bats historical amortization of acquired intangibles by $28.0 million and increase amortization of acquired intangibles by $168.0 million.
(2) Reflects adjustments to reduce acquisition costs by $12.9 million for CBOE Historical and reduce professional fees for Bats historical by $5.4 million which are costs associated with the CBOE merger.
(3) Reflects adjustment of amortization of purchased intangibles totaling $169.6 million and other items totaling $26.9 million.

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